Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

Contact:

Geoffrey Buscher

Investor Relations

425-265-2472

investorrelations@intermec.com

INTERMEC REPORTS SECOND QUARTER 2011 RESULTS

•	Revenue year-over-year increases 37% to $221 Million; Organic growth of 16%

•	GAAP loss per share ($0.06); Non-GAAP EPS of $0.09

•	Adjusted EBITDA of $15.3 million

EVERETT, Wash. – August 3, 2011 – Intermec, Inc. (NYSE: IN) today announced financial results for its second quarter ended July 3, 2011.

Second quarter 2011 revenues were $221.1 million with a net loss on a GAAP basis of ($3.8) million or ($0.06) per diluted share. That compares to 2010 second quarter revenues of $161.2 million and net loss on a GAAP basis of ($2.7) million or ($0.04) per diluted share. Results for the second quarter of 2011 include approximately $34 million in net revenues attributable to new businesses acquired in March 2011. Excluding $11.8 million of restructuring and acquisition-related costs and adjustments (detailed below), the Non-GAAP pre-tax net profit for the quarter was $8.1 million or $0.09 per diluted share.

“Following our performance of recent periods, Intermec delivered strong growth and operating leverage in the second quarter, both within our core business as well as through our recent acquisitions,” said Patrick J. Byrne, Intermec President and CEO. “Growth was especially strong in our international business and was also driven by our newest products. In addition, our integration of Vocollect remains on track and we continue to be very excited about how this business strengthens our position in the warehouse deployment environment.”

The following table presents the Company’s GAAP loss before income tax, net loss and loss per share reported for the second quarters of 2011 and 2010, and as adjusted excluding the impact of restructuring, acquisition-related costs and acquisition-related accounting adjustments in 2011, and excluding the impairment of a facility and restructuring charges for 2010:

	Quarter Ended July 3, 2011			Quarter Ended June 27, 2010
($ in millions, except per share amounts)	Earnings before income tax	Net earnings	Earnings (Loss) per share	Loss before income tax	Net loss	Earning (Loss) per share
Profit/(loss) as reported	$(3.7)	$(3.8)	$(0.06)	$(5.6)	$(2.7)	$(0.04)
Acquisition related adjustments	6.7	4.1	0.07
Restructuring charges	5.1	5.1	0.08	0.2	0.1	—
Impairment of facility	—	—		0.6	0.4	0.01

Non-GAAP profit/ (loss) as adjusted	$8.1	$5.4	$0.09	$(4.8)	$(2.2)	$(0.03)

The acquisition-related adjustments reflect transaction and transition costs of $1.0 million related to acquisitions closed in March 2011, and purchase accounting related adjustments totaling $5.7 million comprised of deferred revenue charges of $2.2 million and amortization of acquired intangibles of $3.5 million. The restructuring costs and related charges of $5.1 million are related to the previously announced streamlining of our non-US service depots and certain support operations. Excluding these charges, Non-GAAP pre-tax earnings for the second quarter of 2011 were $8.1 million or $0.09 per share as described in the Non-GAAP Financial Measures section of this release.

Second Quarter 2011 Operating Performance

•

Total revenue of $221.1 million increased 37% from the prior-year quarter, including the benefit of approximately $34 million, or 21%, from a full quarter of revenues from acquired businesses, including Vocollect. Excluding the acquisitions revenue increased 16%. Total revenue growth of 37% includes the benefit of 5 percentage points from currency translation.

•

Geographically, compared to the prior-year quarter and including the benefit of Vocollect, revenues in North America increased 27%, primarily due to the inclusion of the businesses acquired in March. Europe, Middle East and Africa (EMEA) revenues increased 41%. On a constant currency basis EMEA revenues increased 28%. Including Vocollect, the rest of world improved by 64%, led by 77% growth in Latin America and 48% growth in Asia.

•

Compared to the prior year quarter Intermec branded Systems and Solutions revenue grew 26% and Printer and Media revenue increased 5%. Intermec branded Service revenue increased 15% primarily as a result of revenues from the Enterprise Mobile business acquired in March 2011. The company also added a new segment called Voice Solutions which includes all product and service revenues from our recently acquired Vocollect business. Voice Solutions revenues of $30.5 million reflect the operating revenues from our Vocollect business of $32.7 million, net of deferred revenue purchase accounting adjustments of $2.2 million.

•

Total gross profit margin as reported for the second quarter was 41.3% up from a comparable 36.3% in the prior-year quarter. Excluding the impact of $3.1 million of acquisition-related cost and amortization and $2.2 million of deferred revenue and acquisition-related adjustments, total gross margin was 43.3%.

•

Product gross margin as reported was 40.6% compared to 36.7% in second quarter 2010. Excluding the acquisition-related adjustments of $3.1 million, product gross margins were 42.3% reflecting improvements in the core Intermec businesses and the favorable mix of Vocollect products. Service gross margin as reported was 44.2% compared to 34.8% in second quarter 2010. Adjusting for the $2.2 million of deferred revenue acquisition adjustments, service gross margin was 46.9% reflecting the favorable impact of both Vocollect and Enterprise Mobile services.

•

Total operating expenses for the quarter were $94.4 million, which includes $18.8 million of expenses from acquired company operations, $5.1 million for restructuring and acquisition-related expenses of $1.4 million. That compares to prior-year operating expenses of $64.1 million, which included facility impairment and restructuring charges of $0.6 million and $0.2 million, respectively. On a comparable basis, core Intermec operating expenses were $69.0 million in the 2011 quarter, versus $63.3 million in the 2010 quarter. The increase reflects increased selling, marketing and new product initiatives, which drove the 16% organic revenue increase year-over-year.

•

The Company used $12.9 million in operating cash flow during the quarter due primarily to strong sequential revenue growth and the related increase in accounts receivables. Cash, cash equivalents, and short-term investments totaled approximately $82.4 million at quarter-end. The Company repaid $20 million of its line of credit borrowings during the quarter. The outstanding balance at the end of the quarter was $77 million with $21.5 million now available under the credit agreement.

•

In the second quarter, Intermec repurchased approximately 507 thousand shares for $5.5 million or $10.81 per share as part of a $10 million program begun in the first quarter. Following this most recent program there is $45 million remaining under its share repurchase authorization.

Second Quarter Business Highlights

•

Intermec was honored with the 2011 Microsoft Windows Embedded OEM Partner Excellence Award, in addition to adding 100 new ISVs and certifications to the Intermec ISV program. Independent Software Vendors provide applications, technologies and platforms to help enterprise customers deliver better business outcomes for their customers.

•

Intermec strengthened its distribution channel in Turkey by entering into an agreement with SEDNA, a leading distributor of AIDC and RFID products. Established in 2006, SEDNA is a key Value Added Distributor with a network of more than 1,500 reseller partners.

•

Vocollect made significant progress in growing its customer deployments of multiple voice-centric workflows with companies expanding their use of voice-directed solutions beyond warehouse picking. Vocollect now counts more than 100 customers using voice in warehouse workflows other than picking or order selection.

Outlook – Third Quarter 2011

Intermec announced its financial guidance for the third quarter of 2011.

•	Q3’11 revenues are expected to be within a range of $215 to $225 million, including approximately $33 million from our Vocollect and Enterprise Mobile businesses.

•	Q3’11 GAAP EPS is expected to be within a range of ($0.01) to $0.04 per diluted share.

•

Q3’11 Non-GAAP EPS is expected to be within a range of $0.07 to $0.12 per diluted share, excluding the impact of the following approximate costs: restructuring and restructuring-related charges of $0.5 million, acquisition-related costs of $1.0 million, amortization of acquired intangibles of $3.3 million and deferred services revenue acquisition-related adjustments of $2.2 million.

Conference Call Information

Intermec will hold its conference call, led by Intermec CEO Pat Byrne, on Wednesday, August 3, 2011 at 5 p.m., Eastern Time (2 p.m. Pacific Time):

Dial-in Numbers:

1-877-941-1427

1-480-629-9664

Passcode: 4457126

30-Day Replay:

1-800-406-7325

1-303-590-3030

Passcode: 4457126

Audio Webcast:

Intermec will provide a live audio Webcast of its second quarter 2011 earnings conference call beginning Wednesday, August 3, 2011 at 5 p.m., Eastern, (2 p.m. Pacific). A Webcast archive will be available for one month.

The webcast will be available at: www.intermec.com/InvestorRelations

###

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net earnings (loss), earnings (loss) per diluted share and gross margins. It also includes an outlook for the third quarter 2011 non-GAAP earnings per diluted share. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings, Reconciliation of GAAP to Non-GAAP Gross Margins, and Reconciliation of GAAP to Non-GAAP Outlook for the Quarter Ending October 2, 2011, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency), costs related to completion of acquisitions and certain opening accounting adjustments, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the third quarter of 2011, the full-year of 2011 or any other future period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Revenues:
Product	$177,751	$129,199	$319,487	$245,557
Service	43,331	31,962	80,113	64,834

Total revenues	221,082	161,161	399,600	310,391

Costs and expenses:
Cost of product revenues	105,599	81,830	192,564	154,701
Cost of service revenues	24,167	20,841	47,427	41,101
Research and development	22,858	18,884	40,673	34,427
Selling, general and administrative	66,052	44,427	120,296	87,853
Acquisition costs	373	—	5,211	—
Restructuring charges	5,111	225	5,111	962
Impairment of facility	—	587	—	3,008

Total costs and expenses	224,160	166,794	411,282	322,052

Operating loss	(3,078)	(5,633)	(11,682)	(11,661)
Interest income	306	394	403	544
Interest expense	(883)	(323)	(1,393)	(668)

Loss before income taxes	(3,655)	(5,562)	(12,672)	(11,785)
Income tax benefit (expense)	141	(2,854)	(2,798)	(5,431)

Net loss	(3,796)	(2,708)	(9,874)	(6,354)

Basic loss per share	$(0.06)	$(0.04)	$(0.16)	$(0.10)
Diluted loss per share	$(0.06)	$(0.04)	$(0.16)	$(0.10)

Shares used in computing basic loss per share	59,784	61,949	60,070	61,896
Shares used in computing diluted loss per share	59,784	61,949	60,070	61,896

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 3, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$75,440	$221,467
Short-term investments	7,004	6,788
Accounts receivable, net	140,219	110,455
Inventories, net	93,153	82,657
Current deferred tax assets, net	56,911	45,725
Other current assets	30,000	17,864

Total current assets	402,727	484,956
Deferred tax assets, net	164,989	194,597
Goodwill	134,001	1,152
Other acquired intangibles, net	87,296	3,031
Property, plant and equipment, net	49,953	36,320
Other assets, net	30,593	29,209

Total assets	$869,559	$749,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,588	$72,120
Payroll and related expenses	31,893	20,155
Deferred revenue	54,498	36,227
Accrued expenses	26,785	24,949

Total current liabilities	196,764	153,451

Long-term debt	77,000	—
Pension and other postretirement benefits liabilities	94,225	95,922
Long-term deferred revenue	30,112	23,752
Other long-term liabilities	16,276	14,911

Commitments and contingencies

Shareholders’ equity:
Common stock (250,000 shares authorized, 62,943 and 62,594 shares issued and 59,537 and 60,191 outstanding)	629	625
Additional paid-in capital	689,724	694,291
Accumulated deficit	(189,444)	(179,570)
Accumulated other comprehensive loss	(45,727)	(54,117)

Total shareholders’ equity	455,182	461,229

Total liabilities and shareholders’ equity	$869,559	$749,265

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 3, 2011	June 27, 2010
Cash and cash equivalents at beginning of the period	$221,467	$201,884

Cash flows from operating activities:
Net loss	(9,874)	(6,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,936	7,422
Impairment of facility	—	3,008
Deferred taxes	(6,810)	(6,790)
Stock-based compensation	4,376	4,241
Changes in operating assets and liabilities:
Accounts receivable	(4,321)	8,809
Inventories	(2,607)	7,025
Accounts payable	2,607	(25,344)
Payroll and related expenses	1,777	2,350
Accrued expenses	(8,551)	5,790
Deferred revenue	3,929	548
Other operating activities	(3,978)	(1,419)

Net cash used in operating activities	(10,516)	(714)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(200,810)	—
Additions to property, plant and equipment	(11,534)	(6,759)
Other investing activities	2,580	(1,487)

Net cash used in investing activities	(209,764)	(8,246)

Cash flows from financing activities:
Proceeds from issuance of debt	97,000	—
Repayement of debt	(20,000)	—
Stock repurchase	(10,014)	—
Stock options exercised and other	1,097	863

Net cash provided by financing activities	68,083	863

Effect of exchange rate changes on cash and cash equivalents	6,170	(7,165)

Resulting decrease in cash and cash equivalents	(146,027)	(15,262)

Cash and cash equivalents at end of the period	$75,440	$186,622

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 3, 2011					Three Months Ended June 27, 2010
	GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$221,082	$2,178	$223,260	$—	$223,260	$161,161	$—	$161,161	$—	$161,161
Costs and expenses:
Cost of revenues	129,766	(3,105)	126,661	(2,217)	124,444	102,671	—	102,671	(1,880)	100,791
Research and development	22,858	(17)	22,841	—	22,841	18,884	—	18,884	—	18,884
Selling, general and administrative	66,052	(985)	65,067	(4,371)	60,696	44,427	—	44,427	(4,180)	40,247
Acquisition costs	373	(373)	—	—	—	—	—	—	—	—
Restructuring charges	5,111	(5,111)	—	—	—	225	(225)	—	—	—
Impairment of facility	—		—	—	—	587	(587)	—	—	—

Total costs and expenses	224,160	(9,591)	214,569	(6,588)	207,981	166,794	(812)	165,982	(6,060)	159,922

Operating (loss) income	(3,078)	11,769	$8,691	$6,588	$15,279	$(5,633)	$812	$(4,821)	$6,060	$1,239

	Six Months Ended July 3, 2011					Six Months Ended June 27, 2010
	GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$399,600	$2,904	$402,504	$—	$402,504	$310,391	$—	$310,391	$—	$310,391

Costs and expenses:
Cost of revenues	239,991	(5,472)	234,519	(3,972)	230,547	195,802	—	195,802	(3,281)	192,521
Research and development	40,673	(17)	40,656	—	40,656	34,427	—	34,427	—	34,427
Selling, general and administrative	120,296	(985)	119,311	(8,647)	110,664	87,853	—	87,853	(7,930)	79,923
Acquisition costs	5,211	(5,211)	—	—	—	—	—	—	—	—
Restructuring charges	5,111	(5,111)	—	—	—	962	(962)	—	—	—
Impairment of facility	—	—	—	—	—	3,008	(3,008)	—	—	—

Total costs and expenses	411,282	(16,796)	394,486	(12,619)	381,867	322,052	(3,970)	318,082	(11,211)	306,871

Operating (loss) income	(11,682)	19,700	$8,018	$12,619	$20,637	(11,661)	3,970	$(7,691)	$11,211	$3,520

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 3, 2011				Three Months Ended June 27, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted
Revenues:
Product	$177,751	$—		$177,751	$129,199	$—	$129,199
Service	43,331	2,178a		45,509	31,962		31,962

Total revenues	$221,082	$2,178		$223,260	$161,161	$—	$161,161

Cost of revenues:
Product	$105,599	$(3,105	)b	$102,494	$81,830	$—	$81,830
Service	24,167			24,167	20,841		20,841

Total cost of revenues	$129,766	$(3,105)		$126,661	$102,671	$—	$102,671

Gross margins:
Product	40.6%			42.3%	36.7%		36.7%
Service	44.2%			46.9%	34.8%		34.8%
Total	41.3%			43.3%	36.3%		36.3%

	Six Months Ended July 3, 2011				Six Months Ended June 27, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted
Revenues:
Product	$319,487	$—		$319,487	$245,557	$—	$245,557
Service	80,113	2,904a		83,017	64,834	—	64,834

Total revenues	$399,600	$2,904		$402,504	$310,391	$—	$310,391

Cost of revenues:
Product	$192,564	$(5,472	)c	$187,092	$154,701	$—	$154,701
Service	47,427			47,427	41,101	—	41,101

Total revenues	$239,991	$(5,472)		$234,519	$195,802	$—	$195,802

Gross margins:
Product	39.7%			41.4%	37.0%		37.0%
Service	40.8%			42.9%	36.6%		36.6%
Total	39.9%			41.7%	36.9%		36.9%

a - acquisition fair value adjustments

b - $2,763 of acquisition related intangible amortization, $315 of inventory fair value adjustments and $27 of retention bonuses.

c - $3,865 of acquisition related intangible amortization, $1,580 of inventory fair value adjustments and $27 of retention bonuses

RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FOR THE QUARTER ENDING OCTOBER 2, 2011

(Unaudited)

Diluted Earnings Per Share
As reported	($0.01) to $0.04
Acquisition related costs	$0.01
Acquisition adjustments	$0.06
Restructuring	$0.01

As adjusted	$0.07 to $0.12

INTERMEC, INC.

SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Operating loss, as reported	$(3,078)	$(5,633)	$(11,682)	$(11,661)
Acquisition adjustments
Acquisition fair-value adjustments	2,493	—	4,382	—
Intangible amortization	3,174	—	4,378	—
Acquisition costs	373	—	5,211	—
Restructuring charges	5,111	225	5,111	962
Impairment of facility	—
Other	618	587	618	3,008

Total adjustments	11,769	812	19,700	3,970

Non-GAAP operating income (loss)	$8,691	$(4,821)	$8,018	$(7,691)

Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$4,540	$3,724	$8,243	$6,970
Add: stock-based compensation	2,048	2,336	4,376	4,241

Adjusted EBITDA	$15,279	$1,239	$20,637	$3,520

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis. The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our true cash earnings. EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-US GAAP measure in the same manner.

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Amounts in millions)

(Unaudited)

	Three Months Ended
	July 3, 2011	Percent of Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded products
Systems and solutions	$108.6	49.1%	$86.3	53.5%	25.8%
Printer and media	44.7	20.2%	42.4	26.3%	5.4%
Intermec branded services	37.3	16.9%	32.5	20.2%	14.8%
Voice solutions	30.5	13.8%	—	—	—

Total revenues	$221.1	100.0%	$161.2	100.0%	37.2%

	Six Months Ended
	July 3, 2011	Percent of Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded products
Systems and solutions	$199.0	49.8%	$165.5	53.3%	20.2%
Printer and media	88.1	22.0%	79.0	25.5%	11.5%
Intermec branded service	72.2	18.1%	65.9	21.2%	9.6%
Voice solutions	40.3	10.1%	—	—	—

Total revenues	$399.6	100.0%	$310.4	100.0%	28.7%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Amounts in millions)

(Unaudited)

	Three Months Ended
	July 3, 2011	Percent of Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$107.2	48.4%	$84.7	52.5%	26.6%
Europe, Middle East and Africa (EMEA)	70.0	31.7%	49.7	30.8%	40.8%
All others	43.9	19.9%	26.8	16.7%	63.8%

Total revenues	$221.1	100.0%	$161.2	100.0%	37.2%

	Six Months Ended
	July 3, 2011	Percent of Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$185.6	46.4%	$159.3	51.3%	16.5%
Europe, Middle East and Africa (EMEA)	135.9	34.0%	100.6	32.4%	35.1%
All others	78.1	19.6%	50.5	16.3%	54.7%

Total revenues	$399.6	100.0%	$310.4	100.0%	28.7%